                                                                    EXHIBIT 21.1


                 SUBSIDIARIES OF INTERNET PICTURES CORPORATION


                                                           STATE OR OTHER
             NAME OF SUBSIDIARY                     JURISDICTION OF INCORPORATION
             ------------------                     ----------------------------
Interactive Pictures Corporation                           Tennessee
Interactive Pictures Corporation UK Limited                United Kingdom
Bamboo Canada, Inc.                                        Canada